Exhibit (c)(9)

The Baldwin Group

Discussion Materials

June 2026

ARDEA PARTNERS

Table of Contents

I Executive Summary

Executive Summary

- Baldwin Insurance Group ("Baldwin") has delivered consistent revenue and profitability growth since its 2019 IPO
  - 50% PF Revenue CAGR[1] / 51% PF Adjusted EBITDA CAGR[1] / 33% Adjusted Diluted EPS CAGR[1]
- Despite this track record, Baldwin's shares have weakened further since the April Board meeting
  - Shares declined ~20% since the April Board meeting, now ~40% of the 52-week high, while the S&P 500 rose ~7% over the same period; EV / NTM EBITDA compressed from 11.0x to ~9.8x
- The public-market currency that benefited Baldwin in its early years has been eroded by sustained multiple contraction
  - Peak EV / NTM EBITDA of ~35x (12/31/2020) has declined to ~10x currently
- Valuation pressure reflects a mix of industrywide and Baldwin-specific perceptions
  - Industrywide: softening property rate environment limiting organic growth; "Howden-effect" on producer economics and talent-flight risk; AI-disruption fears, including disintermediation and shrinking insured values as clients adopt AI
  - Baldwin-specific: leverage at the high end of public brokers (above most peers and long-only comfort levels); quality of earnings (more EBITDA / EPS adjustments than peers); growth noise
- Against this backdrop, Board approval would be required for:
  - (A) Confidential outreach to the named investors identified in these materials to gauge interest in a potential take-private of Baldwin
  - (B) Sharing (1) the latest 5-year LRP and (2) a separate illustrative private market opportunity management case showing short-term enhanced investments in profitability and growth to drive long-term performance that carry heighted execution risk and are unlikely to be supported in the public-market context
    - The private market case is an illustrative example of certain investments and strategies an owner of the Company might pursue absent the constraints associated with a public listing and is expressly not the Board's nor management's view of Baldwin's standalone prospects

Source: Company filings, FactSet. Market data as of 6/3/2026.
1. From 12/31/2019 to 3/31/2026.

II U.S. Insurance Distribution Market Update

Public Market Performance since April Board Meeting

Public insurance brokers have underperformed broader markets in recent weeks

Company	Share Price 4/16/2026	Share Price 6/3/2026	Share Price % Change	TEV / NTM EBITDA 4/16/2026	TEV / NTM EBITDA 6/3/2026	TEV / NTM EBITDA Change
MARSH	$182.57	$157.32	(13.8%)	12.8x	11.4x	(1.4x)
AON	$335.34	$315.60	(5.9%)	13.7x	12.9x	(0.8x)
Gallagher	$224.08	$202.50	(9.6%)	12.4x	11.3x	(1.1x)
wtw	$295.83	$250.98	(15.2%)	10.8x	9.3x	(1.5x)
Brown & Brown	$68.82	$55.14	(19.9%)	11.8x	10.2x	(1.6x)
Traditional Retail Median	**$224.08**	**$202.50**	(9.6%)	**12.4x**	**11.3x**	(1.1x)
RYAN SPECIALTY	$37.37	$30.86	(17.4%)	12.6x	11.6x	(1.0x)
NEPTUNE	$26.70	$24.31	(9.0%)	33.5x	30.6x	(2.9x)
goosehead INSURANCE	$43.25	$34.37	(20.5%)	14.1x	11.0x	(3.2x)
TWFG	$18.87	$18.60	(1.4%)	12.9x	11.7x	(1.2x)
High Growth and Wholesale Median	**$32.04**	**$27.59**	(13.9%)	**13.5x**	**11.6x**	(1.8x)
S&P 500	**$7,041.28**	**$7,553.68**	7.3%	**14.4x**	**14.8x**	0.4x
The Baldwin Group	**$24.03**	**$18.77**	(21.9%)	**11.0x**	**9.8x**	(1.1x)

Source: Company filings, FactSet. Market data as of 6/3/2026.
Note: Forward multiples based on analyst consensus.

Public Retail Broker Peers Trading Update

Retail broker peers now trade below the S&P 500 (ex-Mag 7) for the first time in two decades, despite increased scale and improved operating performance

Enterprise Value / NTM EBITDA over Past 20 Years



40.0x
35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Retail Broker Peers¹
BWIN
S&P 500 (excl. Mag 7)
S&P 500
Soft Market
Hard Market
Soft Market
Hard Market
Soft Market
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 6/3/2026

% of Time at Year-End Broker Multiples Have Been Below:

	9.0x	10.0x	11.0x	12.0x
Last 1 Year	0%	0%	0%	0%
Last 5 Years	0%	0%	0%	0%
Last 10 Years	0%	9%	18%	36%
Last 20 Years	25%	45%	55%	65%

	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	6/3/2026
Retail Broker Peers[1]	10.0x	9.5x	8.3x	7.1x	8.2x	8.4x	8.3x	9.7x	10.4x	9.8x	10.9x	11.1x	11.5x	14.1x	14.9x	16.1x	14.7x	14.4x	15.5x	13.4x	11.3x
BWIN														17.8x	34.6x	26.8x	15.9x	12.2x	15.9x	9.3x	9.8x
S&P 500	9.1x	9.1x	7.3x	7.9x	7.7x	7.2x	7.7x	9.2x	9.9x	10.2x	10.5x	11.5x	10.3x	12.6x	15.0x	14.9x	11.7x	13.5x	14.8x	15.1x	14.8x
S&P 500 (excl. Mag 7)	8.9x	8.8x	7.3x	7.8x	7.6x	7.2x	7.7x	9.1x	9.8x	10.0x	10.4x	11.2x	10.1x	12.1x	13.6x	13.2x	11.4x	12.4x	13.2x	13.7x	13.9x
Peers vs. S&P 500	0.9x	0.5x	1.0x	(0.8x)	0.5x	1.2x	0.6x	0.6x	0.5x	(0.3x)	0.4x	(0.4x)	1.2x	1.5x	(0.1x)	1.2x	3.0x	0.9x	0.7x	(1.7x)	(3.5x)
Peers vs. S&P 500 (excl. Mag 7)	1.0x	0.7x	1.0x	(0.6x)	0.5x	1.2x	0.6x	0.6x	0.6x	(0.2x)	0.4x	(0.1x)	1.4x	2.0x	1.3x	2.9x	3.3x	2.0x	2.3x	(0.3x)	(2.6x)

Organic Growth	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Retail Broker Peers[1]	4%	2%	1%	-2%	0%	2%	4%	5%	4%	4%	3%	4%	4%	5%	2%	9%	7%	9%	7%	5%
BWIN														10%	16%	23%	23%	19%	17%	7%

Source: CIAB P&C Market Survey data, FactSet. Market data as of 6/3/2026.
Note: Forward multiples based on analyst consensus.
1. Retail Broker Peers include Aon, Brown & Brown, Gallagher, Marsh, and WTW.

Insurance Distribution Public Trading Metrics

($ in M, except per share data)

Public Company Trading Analysis

Company	Share Price 6/3/26	% of 52 Wk High	Market Equity Value	Total Enterprise Value	Price / Adj. EPS 2026E	Price / Adj. EPS 2027E	EV / Adj. EBITDA 2026E	EV / Adj. EBITDA 2027E	EV / Revenue 2026E	EV / Revenue 2027E	Total Revenue Growth 2025A	Total Revenue Growth 2026E	Total Revenue Growth 2027E	Organic Growth 2025A	Organic Growth 2026E	Organic Growth 2027E	Adj .EBITDA Margin 2025A	Adj .EBITDA Margin 2026E	Adj .EBITDA Margin 2027E
MARSH	$157.32	67.7%	$76,392	$95,296	15.1x	13.9x	11.7x	10.9x	3.3x	3.2x	2.0%	2.7%	2.5%	4.0%	3.7%	3.9%	28.4%	28.6%	29.2%
AON	$315.60	84.1%	$68,499	$81,892	16.5x	14.7x	13.4x	12.3x	4.5x	4.3x	4.6%	2.5%	3.3%	5.6%	5.0%	4.8%	33.5%	34.0%	34.5%
Gallagher	$202.50	60.2%	$52,843	$64,330	15.3x	13.6x	11.8x	10.6x	3.8x	3.5x	9.9%	10.3%	4.5%	6.1%	5.3%	4.5%	32.6%	32.5%	33.0%
wtw	$250.98	71.7%	$24,034	$28,005	12.9x	11.3x	9.6x	8.9x	2.7x	2.5x	-1.1%	3.7%	2.6%	5.3%	3.8%	4.0%	27.2%	27.9%	28.7%
Brown & Brown Insurance	$55.14	49.6%	$18,850	$25,693	12.3x	11.3x	10.4x	9.9x	3.6x	3.5x	10.8%	9.4%	2.5%	2.8%	1.4%	3.0%	35.9%	35.0%	34.9%
Traditional Retail Median					**15.1x**	**13.6x**	**11.7x**	**10.6x**	**3.6x**	**3.5x**	**4.6%**	**3.7%**	**2.6%**	**5.3%**	**3.8%**	**4.0%**	**32.6%**	**32.5%**	**33.0%**
Ryan Specialty	$30.86	44.0%	$8,562	$11,860	15.1x	13.4x	12.1x	11.0x	3.6x	3.4x	10.1%	3.4%	4.1%	10.1%	5.3%	5.7%	31.7%	30.1%	30.5%
Neptune	$24.31	79.2%	$3,623	$3,875	45.9x	37.7x	33.0x	27.9x	19.8x	17.0x	15.6%	10.8%	7.9%	33.9%	22.2%	16.1%	59.5%	60.0%	61.0%
Goosehead Insurance	$34.37	30.6%	$1,224	$1,513	15.8x	12.5x	11.6x	10.1x	3.6x	3.1x	7.8%	7.4%	7.4%	16.1%	13.6%	19.8%	31.1%	30.8%	30.8%
TWFG	$18.60	51.6%	$1,014	$884	18.2x	17.4x	12.3x	11.0x	3.0x	2.5x	10.1%	9.8%	8.3%	11.6%	11.8%	10.6%	26.5%	24.2%	23.0%
High Growth and Wholesale Median					**17.0x**	**15.4x**	**12.2x**	**11.0x**	**3.6x**	**3.2x**	**10.1%**	**8.6%**	**7.6%**	**13.9%**	**12.7%**	**13.4%**	**31.4%**	**30.5%**	**30.6%**
The Baldwin Group	$18.77	42.1%	$2,737	$4,952	9.3x	7.2x	10.5x	9.0x	2.5x	2.2x	4.1%	15.6%	5.0%	7.0%	5.9%	8.8%	22.7%	23.4%	24.9%

Source: Company filings, FactSet. Market data as of 6/3/2026.
Note: Forward-looking estimates based on analyst consensus.

Announced publicly since last board meeting

Recent Private Insurance Brokerage Platform Transaction Activity

Over $60B in scaled private brokerage transactions in the last year, most at meaningful premiums to where the public markets trade today

($ in M)

Acquiror	Target	Announced	Estimated TEV	Estimated Equity Check	Estimated Multiple
Oak Hill Capital; NMC; HarbourVest	IMA	[redacted]	[redacted]	[redacted]	[redacted]
Baypine	Relation	[redacted]	[redacted]	[redacted]	[redacted]
wtw	Newfront	[redacted]	[redacted]	[redacted]	[redacted]
Stone Point Capital; CPP Investments	OneDigital	[redacted]	[redacted]	[redacted]	[redacted]
Brown & Brown Insurance	Accession; Risk Strategies	[redacted]	[redacted]	[redacted]	[redacted]
T.RowePrice; Temasek; Alpha Wave	HUB	[redacted]	[redacted]	[redacted]	[redacted]
Ethos Capital	BroadStreet Partners	[redacted]	[redacted]	[redacted]	[redacted]

Source: Company filings, press releases, Insurance Insider.

III

Backdrop for Baldwin

Backdrop for Baldwin in the Public Market

Relative valuation pressured by above-peer leverage, earnings adjustments, and near-term, non-recurring growth noise

Key Considerations

Benchmarking

Peer median leverage of 2.2x with recent public investor guidance of 3.0x maximum tolerance; under base plans, BWIN would not fall in line until 2029-2030

BWIN 2026E Public Net Leverage vs Scaled Peers

Per latest earnings call, BWIN's credit agreement net leverage is 4.3x



2.8x
2.1x
2.3x
2.2x
1.4x
2.2x
5.2x
MMC
BRO
AON
AJG
WTW
BWIN
2026E Net Leverage[1]
Peer Median

Quality of earnings (more adjustments to EBITDA and EPS than the largest public peers)

BWIN 2025A Reported EBITDA as % of Public Adj. EBITDA vs. Scaled Peers



113.7%
98.9%
96.7%
95.9%
80.9%
96.7%
57.6%
AON
WTW
MMC
BRO
AJG
BWIN
2025A Reported EBITDA as % of Adj. EBITDA[2]
Peer Median

Broad growth noise

BWIN Headwinds Impacting Performance

- *Transformation investments across CAC Group and Catalyst Program*
- *Ongoing Medicare volatility*
- *ePremium transition*
- **31% –> 26%** — *QBE builder book commission step down Subsiding in Q3 2026*
- **$10M** — *Revenue shifting from 2025 to 2026*

Source: Company filings, FactSet. Market data as of 6/3/2026.
1. Peers and BWIN net leverage calculated using current net debt and 2026E public Adjusted EBITDA, excluding impact of partnerships and credit agreement adjustments.
2. Reported EBITDA and Adjusted EBITDA per company 2025 10-K / 8-K filings.

Illustrative Potential Actions *(1/2)*

	Description	Benefits	Considerations
1 Status Quo	*Continue executing current business plan, focusing on organic growth, operational improvement, and CAC integration. Lateral hiring and M&A opportunities deprioritized until quality of earnings improve and incremental debt capacity becomes available*	✓ No "new" execution risk or business disruption ✓ Preserves optionality to pursue alternatives later if intrinsic value is not ultimately reflected in the market ✓ Allows time for operational initiatives and CAC synergies to translate into improved valuation	• Stock may continue to trade at a significant discount to intrinsic value absent a near-term catalyst • Depressed valuation negatively impacts morale and retention of management and employees, and impairs ability to recruit new talent • Public market leverage constraints limit financial flexibility for growth or M&A • Public markets have demonstrated limited tolerance for perceived AI missteps, and the difficulty of disproving disintermediation concerns may prolong multiple compression • Ongoing share price volatility will continue to be a distraction
2 Asset Sales	*Divest identified non-core assets or business lines. Use proceeds to fund share repurchase at current depressed levels, de-lever, or pursue M&A*	✓ Simplifies the business and sharpens strategic focus ✓ Allows public shareholders to invest in a "pure play" platform with simple "story" ✓ Proceeds can reduce leverage toward levels favored by public markets or fund accretive share buyback	• Scale is an increasingly important competitive advantage • Most segments are integrated with meaningful cross-segment synergies; divestitures may impair the remaining business • Current market environment makes it difficult to maximize value for a high-growth asset • Tax leakage on capital gains could reduce net proceeds and value creation

Illustrative Potential Actions *(2/2)*

	Description	Benefits	Considerations
3 **PE-Funded Take Private**	*Private equity sponsor acquires the Company in a take-private transaction*	✓ Unlocks immediate value realization for shareholders ✓ Establishes valuation mark for employee shareholders that enables them to refocus on the business ✓ Access to leverage lets a sponsor fund a higher headline price while still hitting target returns ✓ Freedom from quarterly earnings pressure lets a sponsor underwrite platform reengineering and producer hiring through the J-curve, supporting a fuller valuation ✓ Sponsor operational resources, M&A capabilities, and growth capital expand the value-creation runway a buyer can pay forward today	• Public currency and Up-C structure is an elegant and efficient funding and liquidity source when working properly
4 **Strategic Sale**	*Sale to a strategic acquiror for cash and / or stock*	✓ Buyer may realize synergies, increasing ability to pay ✓ Depending on consideration mix, liquidity and certainty (cash) and/or upside opportunity in shared success (stock)	• Public insurance brokerage peers – which are among the most likely acquirors – are also suffering from dislocated valuations, impairing their ability to pay • Potential leak risk in approaching strategics and corresponding value destruction • Many producers were recruited with an explicit or implicit promise that they would not end up inside a larger strategic platform. A strategic sale would break that commitment and likely trigger departures at a time when competitors are actively recruiting (which reduces acquisition feasibility given buyers may assume revenue leakage) • Antitrust risk could introduce deal uncertainty and extend regulatory timelines

Rationale for Considering a Sale Process Now

- **Baldwin's public valuation appears disconnected from private-market benchmarks and the Company's prospects**
  - Shares are below $20, ~40% of the 52-week high and down ~20% since the April Board meeting, trading at ~9.8x vs. retail (11.3x) and high-growth (11.6x) peer medians despite a faster growth profile
- **The de-rating appears potentially structural and industrywide, and may persist irrespective of Baldwin's execution**
  - Public broker peers now trade below the S&P 500 (ex-Mag 7) for the first time in two decades amid a broad industry growth slowdown and AI-disintermediation concerns the market has been slow to look past
- **Several factors weighing on the stock may not be permanent, but public investors may not credit their resolution on a near-term horizon**
  - A private owner may be better positioned to underwrite through this period than public investors focused on quarterly results
- **Private capital is active and, in recent transactions, has paid premiums to public trading levels**
  - More than $60B of scaled brokerage transactions over the past year have cleared at ~13–22x PF Adj. LTM EBITDA, above prevailing public insurance-broker multiples
- **A transaction with a partner willing and able to invest across talent, M&A, and AI would support its strategy and execution of the illustrative private market opportunity case**

Source: Company filings, FactSet. Market data as of 6/3/2026.

IV Preliminary and Illustrative Scenario Analysis

What An Investor Needs To Believe

Assuming an investor is willing to support the illustrative private market opportunity case, an investor needs to believe that Baldwin's exit NTM EBITDA Multiple (PubCo basis) will be between 13.0x – 16.0x and IRR expectations of up to 20.0% to achieve valuations into the $30s

		Exit NTM EBITDA Multiple			
		13.0x	**14.0x**	**15.0x**	**16.0x**
Required IRR	**20.0%**	$31.04	$34.68	$38.31	$41.93
	22.5%	$27.51	$30.79	$34.07	$37.35
	25.0%	$24.37	$27.35	$30.32	$33.29

*Every **1.0x increase** in exit multiple equals **~$3.63 increase** to share price at 20.0% IRR*

Source: Company filings, management projections. Market data as of 6/3/2026.

Summary Forecast Assumptions Between LRP and Illustrative Private Market Opportunity Case

- Board approval would be required for sharing (1) the latest 5-year LRP and (2) a separate illustrative private market opportunity management case showing short-term enhanced investments in profitability and growth to drive long-term performance that carry heighted execution risk and are unlikely to be supported in the public-market context

LRP

- Base revenue growth (excl. Partnerships, 2026E–2031E): 9.9% CAGR
- NUPP addback: ~$19–22M / year
- Total PF Adj. EBITDA margin expansion (incl. Partnerships, 2026E–2031E): ~+365 bps
- No public-company cost addback
- M&A: minimal due to public company leverage constraints, $25M acquired revenue in 2030E and $150M in 2031E

Constrained by public markets whereby Peer median leverage of 2.2x and recent public investor guidance of 3x maximum tolerance (based on base plans BWIN would not fall in line to max tolerance until 2029/2030)

Illustrative Private Market Opportunity Case

- Base revenue growth (excl. Partnerships, 2026E–2031E): 11.4% CAGR
- NUPP addback: ~$28–34M / year
- Total PF Adj. EBITDA margin expansion (incl. Partnerships, 2026E–2031E): ~+435 bps
- Public-company cost addback: ~$8M / year (take-private cost savings)
- M&A: full program, $150M acquired revenue per year from 2027E

Added private-market tolerance for investment-intensive organic new hires and APOs, plus take-private public-company cost savings

Source: Company filings, management projections.

Forecasted Financial Performance – LRP

($ in M)

Pro Forma Total Revenue

Pro Forma Total Revenue Growth (%)



32%
10%
10%
10%
11%
15%
CAGR: 11%
$1,991
$2,194
$2,405
$2,644
$2,933
$3,366
2026
2027
2028
2029
2030
2031

Pro Forma Adjusted EBITDA

PF Adj. EBITDA Margin (%)



25%
25%
26%
27%
28%
28%
CAGR: 14%
$493
$553
$622
$707
$808
$956
2026
2027
2028
2029
2030
2031

Net Leverage



4.7x
4.6x
4.0x
3.2x
2.4x
1.9x
2026
2027
2028
2029
2030
2031

Annualized Acquired Revenue



$25
$150
2026
2027
2028
2029
2030
2031

Source: Management projections.

Forecasted Financial Performance – Illustrative Private Market Opportunity Case

($ in M)

Pro Forma Total Revenue



Pro Forma Total Revenue Growth (%)
32%
19%
18%
17%
17%
16%
CAGR: 17%
$1,991
$2,365
$2,783
$3,265
$3,810
$4,409
2026
2027
2028
2029
2030
2031

Pro Forma Adjusted EBITDA



PF Adj. EBITDA Margin (%)
25%
26%
27%
28%
29%
30%
CAGR: 21%
$502
$610
$743
$905
$1,092
$1,302
2026
2027
2028
2029
2030
2031

Net Leverage



4.6x
4.7x
4.3x
3.7x
3.0x
2.4x
2026
2027
2028
2029
2030
2031

Annualized Acquired Revenue



$150
$150
$150
$150
$150
2026
2027
2028
2029
2030
2031

Source: Management projections.

V

Perspectives on Potential Investors

Landscape of Potential AI-Forward Capital Partners

Four distinct partner archetypes, each with different strategic value, capital posture, and recent transaction precedent

	Key Players	Posture	Relevance to Baldwin
Foundation Labs *Pure-play frontier model providers*	Anthropic, Cohere, Mistral AI, OpenAI, xAI	Build frontier AI models; commercialize via software licensing and embedded engineering teams; investing majority of capital into scaling compute	Primary AI counterparties for licensing or co-development
Hyperscalers *Cloud platforms that host and distribute foundation models*	Amazon, Google, IBM, Microsoft, Oracle	Cloud platforms that host and distribute foundation models at scale	Distribution channel for AI access via existing cloud relationships
Venture Firms *VCs with applied-AI / rollup theses*	Coatue, General Catalyst, Lightspeed, Thrive, Sequoia	Tech investors with equity in foundation labs; increasingly acquiring or investing in operating businesses to deploy AI at scale	General Catalyst's (GC) Janus Henderson take-private is the closest precedent a take-private of a financial services platform with AI as the core investment thesis
PE Sponsors *Founding partners / backers of OpenAI[1] DeployCo and Anthropic[2] Enterprise AI Services Firm*	Apollo, Advent, Bain Capital, Blackstone, Brookfield, General Atlantic, GIC, Hellman & Friedman, LGP, TPG, Warburg Pincus, WCAS	Tech-forward investment firms partnering with AI labs to apply AI as a portfolio-wide value-creation lever	Potential take-private buyers offering preferred AI lab access. AI lab and private equity firm partnerships announced but no investments made

1. Launched May 11, 2026; ~$10B pre-money valuation; 19 total investors including Goldman Sachs, SoftBank, Warburg Pincus, plus consulting firms (Bain & Co., Capgemini, McKinsey). Tomoro acquisition (~150 FDEs) pending regulatory approval.
2. Announced May 4, 2026; total capital commitment not officially disclosed.

Spectrum of Potential Partnership Structures

From light commercial engagement to full change of control, options are not mutually exclusive and can be sequenced

Light Commitment → **Full Change of Control**

1	2	3	4A	4B	5
Commercial Licensing	**Strategic Alliance with Forward-Deployed Engineers (FDEs)**	**Minority Equity or Carve-out**	**Take-Private with In-House AI Platform**	**Take-Private with Deployment Vehicle**	**Sale to AI Lab**
Enterprise licenses and Application Programming Interface (API) access across Baldwin (completed and announced)	Preferred partnership with embedded forward-deployed engineers	Structural transaction: AI lab takes equity in Baldwin or in a Baldwin joint-venture	PE/VC sponsor brings its own applied-AI platform to the investment (e.g., General Catalyst/Janus)	PE fund, co-sponsored by a frontier AI lab, leads the buyout (e.g., OpenAI DeployCo, Anthropic vehicle)	Full acquisition of Baldwin by an AI lab
Feasibility	**Feasibility**	**Feasibility**	**Feasibility**	**Feasibility**	**Feasibility**
High	Medium-High	Low	Low-Medium	High	Very Low

Large But Finite Group of Mega Funds Capable of Transacting Alone

May Require Consortium and/or Passive Co-Investors

Top 30 Largest Private Equity Firms Globally by Latest Flagship Fund Size[1] ($B)



Existing Investment in U.S. Retail Brokerage
$29.5
$26.0
$25.0
$24.4
$24.3
$23.7
$23.0
$21.7
$20.0
$20.0
$20.0
$18.0
$17.8
$17.3
$16.5
CVC
CD&R
Advent
THOMABRAVO
EQT
KKR
Blackstone
APOLLO
SILVER LAKE
VISTA
HILLHOUSE
PERMIRA
TA

15% of Latest Flagship Fund – Assuming no fund allocates more than 10-20% to one investment														
$4.4	$3.9	$3.8	$3.7	$3.6	$3.6	$3.5	$3.3	$3.0	$3.0	$3.0	$2.7	$2.7	$2.6	$2.5



$15.6
$15.4
$15.4
$15.2
$14.8
$14.5
$14.4
$14.1
$14.0
$14.0
$13.5
$12.6
$12.4
$12.0
$12.0
TPG
NMC
PARTNERS GROUP
LGP
CARLYLE
CINVEN
CLEARLAKE
BainCapital
BDT&MSD
FP
GENSTAR
Apax
Brookfield

15% of Latest Flagship Fund – Assuming no fund allocates more than 10-20% to one investment														
$2.3	$2.3	$2.3	$2.3	$2.2	$2.2	$2.2	$2.1	$2.1	$2.1	$2.0	$1.9	$1.9	$1.8	$1.8

Source: PitchBook.
1. Excludes sector-specific funds.

Illustrative Equity Check Threshold Analysis

($ in M)

Private Equity Firms Capable of Funding Equity Check

< 20 Firms | < 15 Firms | < 10 Firms | < 5 Firms

Pro Forma Adjusted 2026E EBITDA		**$502**	**$502**	**$502**	**$502**	**$502**
(x) Pro Forma Adjusted EBITDA Multiple		*13.0x*	*14.0x*	*15.0x*	*16.0x*	*17.0x*
Total Enterprise Value		**$6,520**	**$7,021**	**$7,523**	**$8,025**	**$8,526**
Pro Forma Net Debt / EBITDA	*5.5x*	$2,758	$2,758	$2,758	$2,758	$2,758
	6.0x	$3,009	$3,009	$3,009	$3,009	$3,009
	6.5x	$3,260	$3,260	$3,260	$3,260	$3,260
Equity Value at Various Net Debt / EBITDA	*5.5x*	$3,762	$4,263	$4,765	$5,266	$5,768
	6.0x	$3,511	$4,012	$4,514	$5,015	$5,517
	6.5x	$3,260	$3,762	$4,263	$4,765	$5,266
% Equity Stake Sold at 6.5x Net Debt EBITDA	*70.0%*	$2,282	$2,633	$2,984	$3,335	$3,686
	60.0%	$1,956	$2,257	$2,558	$2,859	$3,160
	50.0%	$1,630	$1,881	$2,132	$2,382	$2,633

Source: Company filings, PitchBook, management projections.

Potential Lead Investors *(1/2)*

★ Involved in AI Consortium

Names included represent those the company would intend to engage upon launching a take-private process

Firm	Key Contacts	Latest Fund Size ($B)	Relevant Investments
[redacted]			

Source: PitchBook, press releases.
1. Indicates minority investment; [redacted]
2. Indicates structured investment.

Potential Lead Investors *(2/2)*

★ Involved in AI Consortium

Names included represent those the company would intend to engage upon launching a take-private process

Firm	Key Contacts	Latest Fund Size ($B)	Relevant Investments
[redacted]			

Source: PitchBook, press releases.
1. Indicates minority investment. 2. ~12% – 17% private equity. 3. Investment program in the US.

Potential Co-Investors *(1/2)*

★ Involved in AI Consortium

Firm	Key Contacts	AUM	Relevant Investments
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: PitchBook, press releases.
1. Private Equity AUM as of March 31, 2026. 2. Private Equity net investments as of March 31, 2025. 3. Allocated to direct and indirect private equity, based on March 31, 2024 reported weightings. 4. Primary investment commitments. 5. Net private equity assets as of December 31, 2025.

Potential Co-Investors *(2/2)*

★ Involved in AI Consortium

Firm	Key Contacts	AUM	Relevant Investments
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			
[redacted]			

Source: PitchBook, press releases.
1. Private equity AUM as of December 31, 2025. 2. Latest available private capital AUM. 3. Private equity AUM as of March 31, 2025. 4. Net portfolio value as of March 31, 2025.

Potential Strategic Partners

A strategic acquiror carries significant execution risk: leak risk in approaching strategics and corresponding value destruction, foreseeable retention failure given concentrated employee ownership among a cohort recruited on a challenger mandate, vulnerability to depressed public company stock consideration, and regulatory risk/uncertainty

Firm	CEO	Market Cap ($M)	TEV / NTM EBITDA Multiple
[redacted]			

Source: Company filings, FactSet. Market data as of 6/3/2026.

Appendix

Public Insurance Distribution Valuation Over Time

Historical TEV / NTM EBITDA Multiple Development

Company	6/3/2026	30 Days Prior	60 Days Prior	90 Days Prior	180 Days Prior	1 Year Prior	2 Years Prior	3 Years Prior	5 Years Prior
MARSH	11.4x	11.9x	12.3x	12.9x	13.2x	17.0x	16.1x	15.8x	16.5x
AON	12.9x	13.0x	13.3x	13.7x	14.8x	16.6x	13.6x	16.9x	16.9x
Gallagher	11.3x	11.7x	12.1x	12.8x	13.6x	17.2x	17.1x	15.9x	14.8x
wtw	9.3x	9.7x	10.6x	10.7x	12.1x	13.1x	11.2x	11.1x	13.6x
Brown & Brown	10.2x	10.5x	11.4x	12.5x	13.1x	18.9x	17.3x	15.6x	16.7x
Traditional Retail Median	**11.3x**	**11.7x**	**12.1x**	**12.8x**	**13.2x**	**17.0x**	**16.1x**	**15.8x**	**16.5x**
RYAN SPECIALTY	11.6x	11.2x	11.5x	12.7x	16.2x	21.6x	20.7x	20.0x	N/A
NEPTUNE	30.6x	30.5x	31.8x	27.8x	N/A	N/A	N/A	N/A	N/A
goosehead INSURANCE	11.0x	13.6x	14.0x	17.0x	25.0x	36.4x	28.7x	23.2x	42.7x
TWFG	11.7x	12.6x	12.3x	13.7x	22.1x	32.3x	N/A	N/A	N/A
High Growth and Wholesale Median	**11.6x**	**13.1x**	**13.1x**	**15.4x**	**22.1x**	**32.3x**	**24.7x**	**21.6x**	**42.7x**
The Baldwin Group	9.8x	10.3x	10.5x	9.5x	11.6x	16.7x	15.1x	13.1x	21.5x

Source: Company filings, FactSet. Market data as of 6/3/2026.
Note: Forward multiples based on analyst consensus.

Appendix – Illustrative Financial Projections and Analysis Support

Summary of Leveraged Buyout Assumptions

Item	Key Assumptions
Transaction Assumptions	• Entry Date: 12/31/2026 • Hold Period: 5 Years (YE 2031) • Minimum Cash: $80M • Leverage: 6.50x at S + 500 with 2.0% Financing Fee and 1.0% Mandatory Amortization • Rollover Equity: 37.2% (Assumes 49.6% Insider Ownership Today with 75.0% Rollover) • Share Price (as of 6/3/2026): $18.77 • Existing Net Debt: $2,495M (inclusive of $250M CAC earnout) • Transaction Expenses (% of TEV): 1.25%
Financial Assumptions	• **2026 – 2031 Projections per Management 5-Year Forecast** • Base Revenue Growth (2026E – 2031E): 11.4% – ***Projections differ from Public Plan due to added tolerance in private markets for investment-intensive Organic New Hires and APOs[1]*** • Base Adjusted EBITDA Margin Expansion (2026E – 2031E): +~405bps – ***Projections differ from Public Plan due to added tolerance in private markets for investment-intensive Organic New Hires and APOs[1]*** • Depreciation: $35M / Year • Capex: $35M / Year • Net Working Capital (% of Total revenue): 1.0% • Tax Rate: 26.0%[2] • Pub Co. Costs Addback: ~$8M / Year – ***Projections differ from Public Plan due to cost savings from take-private*** • NUPP Addback: ~$28-34M / Year – ***Projections differ from Public Plan due to added tolerance in private markets for investment-intensive Organic New Hires and APOs[1]***
M&A Assumptions	• Acquired Revenue: $150M / Year (Beginning in 2027E) – ***Projections differ from Public plan due to added leverage tolerance in private markets[1]*** • Upfront Purchase EBITDA Multiple: 13.0x • Earnout Revenue Multiple: 1.0x Paid in Year 3 • Acquired Revenue Growth: 15.0% in year following acquisition, stepping down 100bps each year • Acquired EBITDA Margin: 30.0% in year of acquisition, increasing 50bps each year • Upfront Consideration: 75.0% Cash / 25.0% Equity • Earnout Consideration: 100.0% Cash

Based on private market opportunity case; reflects organic and inorganic growth measures unviable in public markets; subject to change based on refinement of transaction assumptions and KPMG / EY work streams

Source: Company filings, management projections. Market data as of 6/3/2026.
1. Peer median leverage of 2.2x and recent public investor guidance of 3x maximum tolerance (based on base plans BWIN would not fall in line to max tolerance until 2029/2030).
2. Effective cash tax rate higher given lack of full interest deductibility.

ARDEA

Illustrative Forecast for Discussion – P&L

($ in M)

	12/31/26E	12/31/27E	12/31/28E	12/31/29E	12/31/30E	12/31/31E
Base Revenue	**$1,991**	**$2,215**	**$2,460**	**$2,746**	**$3,069**	**$3,419**
% Growth	*9.1%*[1]	*11.3%*	*11.1%*	*11.6%*	*11.8%*	*11.4%*
Acquired Revenue	**-**	**$75**	**$248**	**$444**	**$666**	**$915**
PF Revenue	**-**	**$75**	**$75**	**$75**	**$75**	**$75**
Total Revenue	**$1,991**	**$2,365**	**$2,783**	**$3,265**	**$3,810**	**$4,409**
% Growth	*9.1%*[1]	*18.8%*	*17.6%*	*17.3%*	*16.7%*	*15.7%*
Base Adj. EBITDA	**$493**	**$557**	**$637**	**$738**	**$855**	**$985**
% Growth	*3.3%*[1]	*12.9%*	*14.5%*	*15.8%*	*15.8%*	*15.2%*
% Margin	*24.8%*	*25.1%*	*25.9%*	*26.9%*	*27.9%*	*28.8%*
Acquired EBITDA	**-**	**$23**	**$75**	**$136**	**$206**	**$286**
Total EBITDA	**$493**	**$579**	**$712**	**$874**	**$1,061**	**$1,271**
% Growth	*3.3%*[1]	*17.4%*	*23.0%*	*22.7%*	*21.4%*	*19.8%*
% Margin	*24.8%*	*24.5%*	*25.6%*	*26.8%*	*27.9%*	*28.8%*
(+) PF Adj.	-	$23	$23	$23	$23	$23
(+) Pub Co. Costs Addback	8	8	8	8	8	8
Adj. EBITDA	**$502**	**$610**	**$743**	**$905**	**$1,092**	**$1,302**
% Growth	*5.1%*[1]	*21.6%*	*21.9%*	*21.8%*	*20.6%*	*19.2%*
% Margin	*25.2%*	*25.8%*	*26.7%*	*27.7%*	*28.7%*	*29.5%*

Source: Company filings, management projections. Market data as of 6/3/2026.
1. Represents growth Pro Forma for early January 2026 partnerships in FY2025.

Illustrative Forecast for Discussion – Free Cash Flow & Leverage

($ in M)

	12/31/26E	12/31/27E	12/31/28E	12/31/29E	12/31/30E	12/31/31E
Adj. EBITDA		**$610**	**$743**	**$905**	**$1,092**	**$1,302**
(-) Depreciation		(35)	(35)	(35)	(35)	(35)
(-) Amortization of Intangibles		(221)	(249)	(293)	(342)	(391)
(-) Pro Forma Adjustments for M&A		(23)	(23)	(23)	(23)	(23)
Adj. EBIT		**$332**	**$437**	**$555**	**$693**	**$854**
(-) Cash Interest		(303)	(328)	(357)	(386)	(393)
(-) Amortization of Financing Fees		(13)	(13)	(13)	(13)	(13)
Adj. EBT		**$15**	**$96**	**$185**	**$294**	**$448**
(-) Cash Taxes		(41)	(58)	(76)	(97)	(123)
(+) Depreciation		35	35	35	35	35
(+) Amortization of Intangibles		221	249	293	342	391
(+) Amortization of Financing Fees		13	13	13	13	13
(-) NUPP Addback		(28)	(34)	(33)	(34)	(32)
(-) Hippo, Lennar, NMRE Run-Rate & Uplift Addback		(11)	(5)	-	-	-
(-) CAC Run-Rate Synergies Addback		(26)	(26)	(26)	(26)	(26)
(-) Capex		(35)	(35)	(35)	(35)	(35)
(-) Increase in NWC		(4)	(4)	(5)	(5)	(6)
Levered FCF		**$139**	**$229**	**$350**	**$486**	**$664**

Total Net Debt	$3,180	$3,522	$3,773	$4,163	$4,336	$4,331
LTM EBITDA	502	610	743	905	1,092	1,302
Leverage	***6.3x***	***5.8x***	***5.1x***	***4.6x***	***4.0x***	***3.3x***

Source: Company filings, management projections. Market data as of 6/3/2026.

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